UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017

PETRO RIVER OIL CORP.
(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 5th Avenue, Suite 1702 New York, New York 10038
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01
Entry into a Material Definitive Agreement.

 See Item 2.03 below.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Note Financing

On November 6, 2017, pursuant to a Securities Purchase Agreement, dated September 20, 2017, as previously disclosed in the Company’s Current Report on Form 8-K dated September 27, 2017 (“Purchase Agreement”), Petro River Oil Corp. (the “Company”) issued to Petro Exploration Funding II, LLC (“Funding Corp. II”) a senior secured promissory note to finance the Company’s working capital requirements (the “Note Financing”), in the principal amount of $2.5 million (“Secured Note”). As additional consideration for the Note Financing, the Company issued to Funding Corp. II (i) a warrant to purchase 1.25 million shares of the Company’s common stock, $0.00001 par value (“Common Stock”) (“Warrant”), and (ii) an overriding royalty interest equal to 2% in all production from the Company’s interest in the concessions located in Osage County, Oklahoma, currently held by Spyglass Energy Group, LLC, an indirect subsidiary of the Company (“Spyglass”), pursuant to an Assignment of Overriding Royalty Interests (the “ORRI Assignment”).The Override issued pursuant to the ORRI Assignment was acquired from Scot Cohen contemporaneously with the consummation of the Note Financing, for $250,000, which amount represents the $250,000 paid by Mr. Cohen to various third parties for the Override on August 14, 2017. At the time of the purchase of the Override by Mr. Cohen, it was contemplated that Mr. Cohen would assign the Override to the Company upon consummation of the Note Financing. Mr. Cohen is a member of the Company's Board of Directors and a substantial stockholder of the Company.

The Secured Note accrues interest at a rate of 10% per annum, and matures on June 30, 2020. To secure the repayment of all amounts due under the terms of the Secured Note, the Company entered into a Security Agreement, pursuant to which the Company granted to Funding Corp. II a security interest in all assets of the Company, which security interest is subordinate to the security interest granted to Petro Exploration Funding, LLC (“Funding Corp. I”) on June 15, 2017. The first interest payment will be due on June 1, 2018 and each six-month anniversary thereafter until the outstanding principal balance of the Secured Note is paid in full.

The Warrant is exercisable immediately upon issuance, for an exercise price per share equal to $2.00 per share, and shall terminate, if not previously exercised, three years from the date of issuance.

The securities issued in connection with the Note Financing were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder.

Scot Cohen owns or controls 31.25% of Funding Corp. I and 41.20% of Funding Corp. II.

Acquisition of Membership Interest in Osage County Concession

On November 6, 2017, the Company entered into an Assignment and Assumption of Membership Interest Agreement (the “Assignment”) with Pearsonia West Investments, LLC (“Pearsonia”), the owner of a 46.81% membership interest in Bandolier Energy LLC (“Bandolier”). Pursuant to the Assignment, the Company issued 1,466,667 shares of its Common Stock to Pearsonia in exchange for all membership interests in Bandolier held by Pearsonia, resulting in the Company acquiring an additional 46.81% stake in Bandolier’s 106,500-acre concession in Osage County, Oklahoma.

The securities issued in connection with the Assignment were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder.

 Disclaimer

The foregoing descriptions of the Purchase Agreement, Warrant, Security Agreement, ORRI Assignment, Secured Note, and Assignment do not purport to be complete, and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, form of Warrant, form of Security Agreement, form of Secured Note, and Assignment attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, each of which are incorporated by reference herein.

Item 3.02
Unregistered Sale of Equity Securities.

See Item 2.03 above.

Item 8.01
Other Events

The Company issued a press release on November 6, 2017 announcing (i) the Company’s acquisition of membership interest in the Osage County concession; (ii) its procurement of additional funding through the Note Financing to support future drilling activities; and (iii) its intent to move forward on its development plans in Osage County, Oklahoma. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01
Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: November 8, 2017	By:	/s/ Scot Cohen
Scot Cohen
Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
10.3	Form of Security Agreement
10.4	Form of Assignment of Overriding Royalty Interests
10.5	Form of Secured Promissory Note
10.6	Assignment and Assumption of Membership Interest, dated November 6, 2017
99.1	Press Release, dated November 6, 2017